Exhibit 10.44

CONFIDENTIAL TREATMENT

Execution Version

PLATFORM DEVELOPMENT FUNDING AGREEMENT

Dated as of October 21, 2010

among

OMEROS CORPORATION,

VULCAN INC.

and

COUGAR INVESTMENT HOLDINGS LLC

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EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit A	-	Form of Warrant
SCHEDULES
Schedule 1	-	List of Human Class A Orphan GPCRs
Schedule 1.01	-	Selected Definitions
Schedule 3	-	Disclosure Schedule
Schedule 7.01	-	Collateral

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PLATFORM DEVELOPMENT FUNDING AGREEMENT

This PLATFORM DEVELOPMENT FUNDING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of October 21, 2010 by and among Omeros Corporation, a Washington corporation (“Omeros”), Vulcan Inc., a Washington corporation (together with its permitted successors and assigns, “Vulcan Parent”), and Cougar Investment Holdings LLC, a Washington limited liability company and Affiliate of Vulcan (“Vulcan Sub” and, together with Vulcan Parent, “Vulcan”).

WHEREAS, Vulcan wishes to provide funds, through Vulcan Sub, to Omeros to assist with Omeros’ development of the Platform (as hereinafter defined), and in consideration thereof Omeros wishes to sell, assign, convey and transfer to Vulcan Sub the Assigned Interests (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, shall have the following meanings (any capitalized terms used herein and not defined in this Section 1.01 shall have the meanings given to them in the UCC):

“Additional Interest” shall mean, with respect to aggregate Net Proceeds in excess of the Minimum Proceeds Amount during the Proceeds Interest Period, [†] (the “Additional Interest Percentage”) of all such Net Proceeds to the extent they are derived from the commercial exploitation of the Platform in connection with Human Orphan GPCRs or the commercial exploitation of Products directly targeting Human Orphan GPCRs; provided that to the extent that and for so long as the Discovery Fund has not provided funding in the amount of $5,000,000 to Omeros for the development of the Platform and Products contemplated hereby on or before the date any Additional Interest is due and payable to Vulcan hereunder, the Additional Interest Percentage shall be adjusted by dividing such percentage by X, wherein:

X = Funding Amount / (25,000,000 - contribution to date by Discovery Fund).

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean (i) in the case of corporate entities, (a) direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such

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entity, whether through ownership of voting securities, by contract or otherwise, and (ii) in the case of non-corporate entities, (a) direct or indirect ownership of at least fifty percent (50%) of the equity interest of such non-corporate entity or (b) the power to direct the management and policies of such non-corporate entities, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Applicable Percentage” shall mean, with respect to aggregate Net Proceeds during the Proceeds Interest Period, the following:

(a)	with respect to aggregate Net Proceeds of up to and including [†]

(b)	with respect to aggregate Net Proceeds in excess of [†] but less than and including [†]

(c)	with respect to aggregate Net Proceeds in excess of [†] but less than and including [†]

(d)	with respect to aggregate Net Proceeds in excess of [†] but less than and including [†];

(e)	with respect to aggregate Net Proceeds in excess of [†] but less than and including [†] and

(f)	with respect to aggregate Net Proceeds in excess of [†];

provided that to the extent that and for so long as the Discovery Fund has not provided funding in the amount of $5,000,000 to Omeros for the development of the Platform and Products contemplated hereby on or before the date any Share Payment is due and payable to Vulcan hereunder, the Net Proceed amounts and Applicable Percentages set forth in subclauses (a) through (f) above shall be adjusted such that each Net Proceeds amount is multiplied by X and each Applicable Percentage amount is divided by X, wherein:

X = Funding Amount / (25,000,000 - contribution to date by Discovery Fund).

“Assigned Interests” shall mean Vulcan Sub’s right to receive, pursuant to the terms and conditions of this Agreement, amounts equal to the sum of (a) the Applicable Percentage of the Net Proceeds plus (b) the Additional Interest.

“Assignment and Assumption Transfer” shall mean a Platform and Product Transfer that Vulcan shall have elected, pursuant to Section 5.12, to treat as an Assignment and Assumption Transfer.

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“Bankruptcy Event” shall mean the occurrence of any of the following:

(i) Omeros shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or Omeros shall make a general assignment for the benefit of its respective creditors;

(ii) there shall be commenced against Omeros any case, proceeding or other action of a nature referred to in clause (i) above which remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days; or

(iii) Omeros shall take any action in furtherance of, or expressly indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of Washington, or any day on which banking institutions located in the State of Washington are required by law or other governmental action to close.

“Change of Control” shall mean:

(i) the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership of any capital stock of Omeros, if after such acquisition, such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Omeros representing more than fifty percent (50%) of the combined voting power of Omeros’ then outstanding securities entitled to vote generally in the election of directors; or

(ii) the consummation, after approval by Omeros’ shareholders, of a merger or consolidation of Omeros with any other Person, other than a merger or consolidation which would result in Omeros’ voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of Omeros’ voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation; or

(iii) the consummation, after approval by Omeros’ shareholders, of a sale of all or substantially all of the assets of Omeros to any other Person, other than a sale wherein the holders of Omeros’ voting securities outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the purchasing entity) more than fifty percent (50%) of the combined voting power of the voting securities of such purchasing entity outstanding immediately after such sale of all or substantially all of the assets of Omeros.

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“Closing” shall have the meaning set forth in Section 6.01.

“Closing Date” shall mean the date of this Agreement.

“Collateral” shall have the meaning set forth in Section 7.01.

“Commercially Reasonable Efforts” shall mean [†]

“Commission” shall mean the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by Omeros pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a), 14(a) or 15(d) of the Exchange Act, which have been filed or furnished by Omeros since December 31, 2009; and (2) all information contained in such filings and all documents and disclosures that have been incorporated by reference therein.

“Confidential Information” shall mean, as it relates to Omeros and its Affiliates and any Products or the Platform, the Intellectual Property and any and all information or materials, including research and development information, know-how, inventions, trade secrets, targets (genes or proteins), technical data, knock-out and knock-in mouse strains, gene expression profiles, behavioral and physiological assays, phenotypes, cell lines, cellular, biochemical and chemical assays, chemical structures, chemical structure-activity relationships, formulae, treatment methods, clinical trial design criteria, protocols, case report forms (blank or including patient data), investigators’ brochures, drawings, designs, models, samples, processes, chemistry, manufacturing and controls information, regulatory information, and any type of product development, business or marketing plans or strategies, financial information, customer lists or other customer information, any data concerning the existing business or reasonably foreseeable future business of Omeros, and such other information that Omeros identifies to Vulcan as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential.

“Consideration” shall mean any and all license fees, milestone fees, royalties, cross-licenses, services and any other fees, damages and payments, in whatever form, in each case to the extent clearly constituting consideration relating directly to the Products and/or the Platform in any agreement, award or judgment.

“Deemed Liquid Securities” shall have meaning set forth in Section 5.02(d).

“Disclosure Schedule” shall have the meaning set forth in Article III.

“Discovery Fund” shall mean the Life Sciences Discovery Fund Authority, a granting agency of the State of Washington.

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“Event of Default” shall have the meaning set forth in Section 8.01.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall have the meaning set forth in Section 2.06.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.05.

“Fair Market Value” shall mean, with respect to any Liquid Security, the average closing price of such security for the twenty (20) trading days prior to the date of determination, and with respect to any other security or asset, the fair market value thereof.

“Financial Statements” shall mean the consolidated balance sheets of Omeros and its Subsidiary at December 31, 2009 and the related consolidated statements of operations and cash flows and the consolidated statements of convertible preferred stock and shareholders’ equity audited for the fiscal year ended December 31, 2009 and unaudited for the six month period ended June 30, 2010, and the accompanying footnotes thereto.

“Fiscal Quarter” shall mean each calendar quarter.

“Fiscal Year” shall mean the calendar year.

“Funding Amount” shall have the meaning set forth in Section 2.04(a).

“GAAP” shall mean generally accepted accounting principles in the United States, or, to the extent adopted by Omeros (or, if applicable, its Affiliates), the International Financial Reporting Standards, in each case as in effect from time to time.

“Government Funding Sources” shall mean any foreign, federal, state or local (domestic or foreign) government, government agency or institution, government-owned corporation, government authority, quasi-governmental organization, public research center, university or other institution established by government to advance a public purpose.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including the United States Patent and Trademark Office, the United States Food and Drug Administration, the United States National Institutes of Health, or any other government authority in any country.

“GPCR” shall mean any G protein-coupled receptor.

“GPCR Program” shall mean all research, development and commercialization activities of Omeros or its Affiliates to the extent relating to any Product or use of the Platform.

“Gross Proceeds” means the sum, from the Closing Date to the date of calculation, of all Consideration actually received by Omeros or any of its Affiliates during the Proceeds Interest Period derived from:

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(a) any license, development, commercialization, collaboration, distribution, marketing or partnering agreement entered into before or during the Proceeds Interest Period relating directly to any Products and/or the Platform and/or

(b) otherwise any licensing, sale, transfer, use or other commercial exploitation of any Products or the Platform, including any royalty payments, sale proceeds, or damages or settlement payments received in any infringement or similar suits brought by Omeros for alleged infringement or misappropriation of intellectual property rights developed in connection with any Product or the Platform,

(excluding in all cases: (1) the Funding Amount, (2) any Consideration received by Omeros or its Affiliates from Government Funding Sources unless such Consideration is comprised of revenue from services of a type generally offered to Third Parties by Omeros or its Affiliates, royalty payments or sale proceeds, in each case relating directly to any Products and/or the Platform, (3) any Consideration received by Omeros or its Affiliates that is clearly identified in the underlying agreement as designated for research and development of the Platform or any Products (which research and development funds will be tracked using Omeros’ standard methods or policies of accounting or as may be otherwise required by the applicable agreement) and related overhead from corporate partners or from other Third Parties, (4) any Consideration received by Omeros or its Affiliates in the form of grants, (5) bona fide investments in equity of Omeros or its Affiliates, at or less than the then-current fair market value of such equity, and (6) any Consideration received by Omeros or its Affiliates in connection with a Change of Control or an Assignment and Assumption Transfer); provided, that:

(i) all Gross Proceeds which consist of Liquid Securities or Deemed Liquid Securities shall be valued in accordance with Section 5.02(d)), when computing Net Proceeds;

(ii) all Gross Proceeds which are Illiquid Proceeds shall not be included in the calculation of Net Proceeds until there has been a Realization of such Illiquid Proceeds, in which case such Illiquid Proceeds shall be valued at the Fair Market Value of such Realization when computing Net Proceeds;

(iii) in calculating Gross Proceeds, any Consideration received by Omeros or any Affiliate of Omeros from any Affiliate of Omeros (for purposes of clarity, other than any stock or any other equity interest held by Omeros in such Affiliate or any other Affiliate of Omeros and dividends or other distributions received by right of ownership of stock or other equity interest in such Affiliate of Omeros) shall be excluded pro rata, in proportion to Omeros’ ownership interest in such Affiliate or such Affiliate’s ownership interest in Omeros, as the case may be;

(iv) any Consideration received by Omeros in situations where the parties are not dealing at arms-length shall be valued, for purposes of calculating Gross Proceeds under this Agreement, at no less than the current fair market value, in substantially contemporaneous arms-length transactions, of the rights, goods and services provided by Omeros in return for such Consideration; and

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(v) Consideration for a sale, assignment or grant of any exclusive right or exclusive license in, to, or under the Platform or any Product or any Intellectual Property comprising or claiming all or a portion of the Platform or any Product, other than as part of a Change of Control or an Assignment and Assumption Transfer, shall be counted in the Gross Proceeds as the same is received by Omeros or its Affiliate.

For purposes of determining Gross Proceeds, Consideration received or expenditures incurred by any Affiliate of Omeros shall be included pro rata, in proportion to Omeros’ ownership interest in such Affiliate or such Affiliate’s ownership interest in Omeros, as the case may be.

“Human Class A Orphan GPCRs” shall mean those Human Orphan GPCRs set forth in Schedule 1; provided that, to the extent that on or after the Closing Date any GPCR set forth on Schedule 1 shall be determined to have not been a Human Orphan GPCR as of the Closing Date due to the efforts of any Third Party, such GPCR shall be deemed to be excluded from the definition of Class A Human Orphan GPCR for all purposes of this Agreement.

“Human Orphan GPCR” shall mean any human GPCR for which one or more functionally active ligand(s) have not, prior to their first identification through use of the Platform, been identified through use of technologies other than the Platform, it being understood that such identification of one or more functionally active ligand(s) constitutes the “de-orphanization” of such GPCR.

“Illiquid Proceeds” shall mean any Gross Proceeds that are in a form other than cash, cash equivalents or Liquid Securities.

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of [†] (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of [†], whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of [†] due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property” shall mean all proprietary information; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application) and improvements thereto; Patents; registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith; registered and unregistered copyrights and all applications thereof; in each case that are owned or controlled by Omeros.

“Knowledge” shall mean the actual knowledge of [†]

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“Liens” shall mean all liens, encumbrances, security interests, mortgages or charges of any kind.

“Liquid Securities” shall mean Third Party securities, not subject to any contractual or legal limitation on the sale thereof, with an average daily trading volume for the [†] prior to the delivery of such securities to Vulcan of at [†] the number of such Liquid Securities to be allocated to Vulcan in accordance with Section 2.02(c).

“Loan Agreement” shall mean the Loan and Security Agreement dated as of October 21, 2010 between Oxford and Omeros.

“Losses” shall mean collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding).

“Material Adverse Effect” shall mean [†]

“Material Contract” shall mean the Option Agreement and, for purposes of Sections 3.08 and 3.10 only, the Loan Agreement, and any contract, agreement or other arrangement (other than the Transaction Documents) that could reasonably be expected to result in Gross Proceeds (i) to which either Omeros or any of its Subsidiaries is a party or by which any of Omeros’ or its Subsidiaries’ respective assets or properties are bound or committed, (ii) which is directly related to any Products or the Platform, and (iii) as to which breach, nonperformance or failure to renew would reasonably be expected to have a Material Adverse Effect.

“Minimum Proceeds Amount” shall mean [†] provided that to the extent that and for so long as the Discovery Fund has not provided funding in the amount of $5,000,000 to Omeros for the development of the Platform and Products contemplated hereby on or before the date any Additional Interest is due and payable hereunder, the Minimum Proceeds Amount shall be adjusted such that the Minimum Proceeds Amount is multiplied by X, wherein:

                X = Funding Amount / (25,000,000 - contribution to date by Discovery Fund).

“Net Proceeds” shall mean Gross Proceeds, less the sum, from the Closing Date to the date of calculation, of all expenses and expenditures, in each case determined in accordance with GAAP, incurred by Omeros or its Affiliates on or after the Closing Date in excess of the Funding Amount and any amounts provided by the Discovery Fund for the development of the Platform and Products contemplated hereby, in connection with, and to the extent attributable to the conduct of its GPCR Program, including research and development expenses and related overhead, and milestone, royalty and similar payments to Third Parties with respect to the practicing or exploiting of the Platform or any Products, legal expenses (including legal expenses associated with applying, prosecuting, maintaining and enforcing Intellectual Property), cost of goods sold and Product Sales Deductions (with respect to Product sold by Omeros and its Affiliates), and amounts paid to acquire relevant technologies (including payments pursuant to

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the Option Agreement for the acquisition of the Platform) and expenditures for the purchase of equipment and other tangible assets for the GPCR Program;

except, in each case, not including expenses or expenditures to the extent that such expenses or expenditures are funded with (1) any Consideration received by Omeros or its Affiliates from Government Funding Sources unless such Consideration is comprised of revenue from services of a type generally offered to Third Parties by Omeros or its Affiliates, royalty payments or sale proceeds, in each case relating directly to any Products and/or the Platform, (2) any Consideration received by Omeros or its Affiliates that is clearly identified in the underlying agreement as designated for research and development of the Platform or any Products (which research and development funds will be tracked using Omeros’ standard methods or policies of accounting or as may be otherwise required by the applicable agreement) and related overhead from corporate partners or from other Third Parties and (3) any Consideration received by Omeros or its Affiliates in the form of grants, that is excluded from Gross Proceeds; provided that, while as to any particular date of calculation, the Net Proceeds may have a negative value, such negative values will be carried forward to the next calculation period, and only positive Net Proceeds will be counted in determining the Share Payments; and provided, further, [†] For purposes of determining Net Proceeds, Consideration received or expenditures incurred by any Affiliate of Omeros shall be included pro rata, in proportion to Omeros’ ownership interest in such Affiliate or such Affiliate’s ownership interest in Omeros, as the case may be.

“Obligations” shall mean any and all obligations of Omeros under this Agreement.

“Omeros” shall have the meaning set forth in the first paragraph hereof.

“Omeros Indemnified Party” shall have the meaning set forth in Section 10.04(b).

“Omeros Material Adverse Effect” shall mean [†]

“Omeros-Washington Life Sciences Initiative” shall mean a non-profit entity to be formed after the Closing by Omeros and the Discovery Fund with a currently proposed mission of advancing the life sciences, generating economic benefits and funding scientific research in the State of Washington.

“Option Agreement” shall mean the Exclusive Technology Option Agreement effective as of September 4, 2009, by and among Omeros, Patobios Limited, Susan George, Brian O’Dowd and U.S. Bank National Association as escrow agent, as amended.

“Oxford” means Oxford Finance Corporation.

“Patents” shall mean (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from a patent or patent application described in clause (a) or from an application claiming priority to a patent or patent application described in clause (a), including divisionals,

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continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications (clauses (a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patents applications (clauses (a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of addition as to any such foregoing patent applications and patents.

“Permitted Liens” shall have the meaning set forth on Schedule 1.01.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Platform” shall mean all of the tangible and intangible assets purchased by Omeros pursuant to the Option Agreement and any and all improvements thereto made or acquired by or for Omeros and its Affiliates (whether before or after such purchase), together with all Intellectual Property protecting such assets or their use or application.

“Platform and Product Transfer” shall mean a sale or assignment, whether in one or a series of related transactions, of all or substantially all of the Platform, together with all or substantially all of the Products not (a) previously sold or (b) subject to a license in favor of a Third Party at the time of such sale or assignment.

“Proceeds Interest Period” shall mean the period from and including the Closing Date until the earlier of (a) twenty-one years after the death of the last survivor of the currently-in being (as of the Closing Date) descendants of Joseph P. Kennedy Sr. (father of President John F. Kennedy), and (b) the last to occur of (i) the thirty-fifth (35th) anniversary of the Closing Date and (ii) the date that aggregate Net Proceeds are at least the Minimum Proceeds Amount, unless earlier terminated in accordance with the terms of this Agreement.

“Proceeds Interests” shall mean rights to the Gross Proceeds.

“Products” shall mean any product and its derivatives that is in any way and to any extent identified, discovered, developed, tested, certified, or manufactured through the use or application of the Platform, and any service relating to any such product, together with all Intellectual Property protecting such products and services.

“Product Sales Deductions” shall mean the following expenses to the extent incurred with respect to a sale of Product:

(a) returns, rebates, chargebacks and other allowances;

(b) retroactive price reductions that are actually allowed or granted;

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(c) sales commissions paid to Third Party distributors and/or selling agents, in amounts customary to the trade;

(d) marketing, sales and distribution expenses; and

(e) all sales or excise taxes, transportation and insurance, custom duties, and other governmental charges.

“Quarterly Report” shall mean, with respect to the relevant Fiscal Quarter of Omeros, (i) a report, certified by the Chief Financial Officer of Omeros, providing reasonable detail of the calculation of Net Proceeds for such Fiscal Quarter, including Gross Proceeds, a description of all deductions from Gross Proceeds pursuant to this Agreement, a description of any Consideration received from Affiliates and Subsidiaries of Omeros that were characterized as Gross Proceeds in such prior period, a description of any expenses and expenditures recognized by Omeros from the operations of its Affiliates and Subsidiaries that reduced Net Proceeds in such prior period, a description of pro rata calculation of such Consideration, expenses and expenditures (in accordance with the “Gross Proceeds” and “Net Proceeds” definitions set forth above) and a description of all Third Party securities received by Omeros in such prior period that are Illiquid Proceeds, (ii) copies of each Material Contract entered into, amended, modified or terminated in such Fiscal Quarter, provided, that such copies may be redacted by Omeros to delete any confidential information of the parties thereto, so long as the financial provisions thereof are not redacted and (iii) a report, certified by the Chief Financial Officer of Omeros, providing reasonable detail of the expenditures made from the sum of the Funding Amount and amounts paid by the Discovery Fund to Omeros for the development of the Platform and Products contemplated hereby.

“Realization” shall mean, for a given asset, any time that such asset is liquidated into, is exchanged for, is specifically borrowed upon for (it being understood that a secured loan that includes such asset along with other non-similar assets shall not be “borrowed upon” for purposes of this definition), is converted into, becomes or pays a dividend of, cash, cash equivalents or Liquid Securities.

“SEC Filing” shall mean any 10-K, 10-Q, 8-K or other form (including all accompanying exhibits) filed by Omeros with the United States Securities and Exchange Commission.

“Secured Amount” means, at a particular time, the sum of (a) 125% of the Funding Amount, less all Share Payments then received by Vulcan pursuant to the terms of this Agreement, plus (b) all costs of collecting and disposing of its Collateral and costs of enforcement by Vulcan of its rights as a secured creditor under this Agreement.

“Securities” shall mean stock, bonds, notes, debentures and other obligations, investment contracts and other instruments, other evidences of indebtedness and other debt or equity-based investments of any type or form.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Payment Date” shall have the meaning set forth in Section 2.02(b).

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“Share Payments” shall mean (i) the Applicable Percentage in respect of Net Proceeds and (ii) the Additional Interest.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Term” shall mean the term of this Agreement, as provided in Section 9.01 hereof.

“Third Party” shall mean any Person other than Omeros or Vulcan or their respective Affiliates.

“Transaction Documents” shall mean, collectively, this Agreement and the Warrants.

“Transfer” or “Transferred” shall mean any sale, conveyance, assignment, disposition or transfer.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of Washington; provided, however, in the event that, by reason of mandatory provisions of law, the attachment, perfection, the effect of perfection and nonperfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Washington, then the term “UCC” shall instead mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, the effect of perfection and nonperfection or priority and for purposes of definitions related to such provisions. In the event the relevant UCC uses the term “Division” in place of “Article” to designate subdivisions of such UCC, the references in this Agreement to “Article” shall instead be a reference to “Division” with respect to such subdivisions.

“United States” shall mean the United States of America.

“Vulcan” shall have the meaning set forth in the first paragraph hereof.

“Vulcan Sub” shall have the meaning set forth in the first paragraph hereof.

“Vulcan Indemnified Party” shall have the meaning set forth in Section 10.04(a).

“Warrants” shall have the meaning set forth in Section 2.03.

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ARTICLE II

FUNDING AND TRANSFER OF ASSIGNED INTERESTS

Section 2.01 Funding and Transfer.

Upon the terms and subject to the conditions set forth in this Agreement, Omeros agrees to sell, assign, transfer and convey to Vulcan Sub, and Vulcan Sub agrees to acquire from Omeros, free and clear of all Liens (except for Permitted Liens) and subject to the conditions set forth in Article VI, all of Omeros’ rights and interests in and to the Assigned Interests on the Closing Date. Vulcan Sub’s ownership interest in each of the Assigned Interests so acquired shall vest immediately upon Omeros’ receipt of payment for such Assigned Interests pursuant to Section 2.04.

Section 2.02 Payments in Respect of the Assigned Interests.

(a) As partial consideration for the payment of the Funding Amount by Vulcan Sub, Vulcan Sub shall be entitled to receive the Share Payments; provided that, notwithstanding anything to the contrary set forth in this Agreement, in the event that (i) the Discovery Fund has provided funding in the amount of no less than $5,000,000 to Omeros for the development of the Platform and Products contemplated herein and (ii) the Omeros-Washington Life Sciences Initiative has been formed and is in existence, at Omeros’ election and in its sole discretion, Omeros may cause up to [†] of any Additional Interest portion of any Share Payment to be paid to the Omeros-Washington Life Sciences Initiative and not to Vulcan Sub. Upon receipt, Share Payments shall be credited against the outstanding balance, if any, of the Secured Amount until such time as the secured indebtedness of Omeros is paid in full.

(b) Omeros shall make the applicable Share Payments to Vulcan Sub within [†] after the end of each Fiscal Quarter which begins or ends during the Proceeds Interest Period (each, a “Share Payment Date”), each such payment to be in an amount equal to the Share Payment calculated for such Fiscal Quarter based on the portion of Net Proceeds received by Omeros during that Fiscal Quarter, with adjustment for any underpayment or overpayment for previous Fiscal Quarters if applicable and for any Share Payments made by a Third Party directly to Vulcan Sub as described in Section 5.11.

(c) All payments to be made by Omeros to Vulcan Sub hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds to the account designated by Vulcan Sub; provided, that for any Share Payments attributable to Net Proceeds which consist of Liquid Securities or Deemed Liquid Securities, Omeros shall have the option of delivering the applicable portion, if any (based on Omeros’ good faith projection of the Share Payment that will be payable on the next succeeding Share Payment Date), of such Liquid Securities or Deemed Liquid Securities to Vulcan Sub as satisfaction of the payment of such Share Payments as required by Section 2.02(b) (and such delivery may occur, at the option of Omeros, prior to the Share Payment Date with respect to the Fiscal Quarter in which such Liquid

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Securities or Deemed Liquid Securities were received by (or became Liquid Securities or Deemed Liquid Securities in possession of) Omeros, or, at Vulcan’s request, within ten (10) Business Days after, with respect to Liquid Securities, the date Omeros delivers the notice provided for in Section 5.02(d) and, with respect to Deemed Liquid Securities, the date such securities were designated Deemed Liquid Securities by Vulcan). To the extent that any portion of a Share Payment is made by delivery of Liquid Securities or Deemed Liquid Securities in accordance with this Section 2.02(c) prior to the applicable Share Payment Date, each of Vulcan and Omeros agree that if as of such Share Payment Date any adjustment for underpayment or overpayment is required as a result of the projection of the Share Payment not being the same as the actual Share Payment, such adjustment shall be made by wire transfer of immediately available funds to the other party.

Section 2.03 Warrants.

As partial consideration for the payment of the Funding Amount by Vulcan, Omeros shall issue to Vulcan Sub, at the Closing, three Warrants, each substantially in the form of Exhibit A, such warrants being exercisable until the fifth anniversary of the Closing Date, with the following details (collectively, the “Warrants”):

(a) one Warrant for one hundred thirty-three thousand three hundred thirty-three (133,333) shares of common stock of Omeros with an exercise price of twenty dollars ($20.00) per share;

(b) one Warrant for one hundred thirty-three thousand three hundred thirty-three (133,333) shares of common stock of Omeros with an exercise price of thirty dollars ($30.00) per share; and

(c) one Warrant for one hundred thirty-three thousand three hundred thirty-three (133,333) shares of common stock of Omeros with an exercise price of forty dollars ($40.00) per share.

Section 2.04 Funding Amount.

(a) In full consideration for the assignment by Omeros of the Assigned Interests and the issuance by Omeros of the Warrants, and subject to the terms and conditions set forth herein, Vulcan Sub shall pay to Omeros or its designees, at the Closing, twenty million dollars ($20,000,000) (the “Funding Amount”).

(b) The payments to be made by Vulcan Sub hereunder shall be paid by wire transfer of immediately available funds to the account designated by Omeros.

Section 2.05 No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other writing to the contrary, Vulcan Sub is acquiring only the Assigned Interests and neither Vulcan Parent nor Vulcan Sub is assuming any liability or obligation of Omeros or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Transaction Document or otherwise. All such liabilities and obligations shall be retained by and remain

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obligations and liabilities of Omeros or its Affiliates (the “Excluded Liabilities and Obligations”).

Section 2.06 Excluded Assets.

Notwithstanding any provision in this Agreement or any other writing to the contrary, Omeros is not selling, conveying, assigning, or transferring to Vulcan any assets, properties or rights of Omeros, including any ownership interest in any Intellectual Property, the Platform or the Products, other than (i) Omeros’ rights and interests in and to the Assigned Interests subject to and in accordance with the terms of this Agreement and (ii) the assignments for security purposes being made under Section 7.01. All other assets, properties and rights of Omeros are not being sold, conveyed, assigned or transferred to Vulcan Sub hereunder (the “Excluded Assets”), whether or not they are related to any Products or the Platform.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OMEROS

Omeros hereby represents and warrants to Vulcan as of the date hereof and except as disclosed in any Commission Document or on the Disclosure Schedule attached as Schedule 3 (the “Disclosure Schedule”), the following:

Section 3.01 Organization.

Omeros is a corporation duly incorporated and validly existing under the laws of the State of Washington and has all corporate powers, licenses, authorizations, consents and approvals required to carry on its business.

Section 3.02 Corporate Authorization.

All corporate action on the part of Omeros necessary for the authorization, execution, delivery and performance of the Transaction Documents by Omeros and the performance of Omeros’ obligations under the Transaction Documents, including the issuance and delivery of the Warrants and the reservation of the equity securities issuable upon exercise of the Warrants, has been taken. The Transaction Documents, when executed and delivered by Omeros, shall constitute valid and binding obligations of Omeros enforceable against Omeros in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. The Warrants, and the securities to be issued upon exercise of the Warrants, when issued in compliance with the provisions of this Agreement and the Warrants, (i) will not violate any preemptive rights or rights of first refusal, (ii) will be issued in compliance with all applicable federal and state securities laws, and (iii) will be free of any Liens or encumbrances, other than any Liens or encumbrances created by or imposed upon Vulcan; provided, that the Warrants and such securities may be subject to restrictions on transfer under state and/or federal securities laws as required by such laws at the time the transfer is proposed. The securities of Omeros, when issued in compliance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.

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Section 3.03 Governmental Authorization.

The execution and delivery by Omeros of the Transaction Documents, and the performance by Omeros of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority, except for the filing of UCC financing statements pursuant to this Agreement and the filing of United States Securities and Exchange Commission Form D for the Warrants.

Section 3.04 Capitalization.

As of the Closing Date, before giving effect to the transactions contemplated by the Transaction Documents, the authorized capital stock of Omeros consists of (a) 150,000,000 shares of common stock, par value $0.01 per share, of which 21,520,036 shares are issued and outstanding and (b) 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. Except as set forth on Section 3.04 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Omeros to issue, sell or otherwise cause to become outstanding any of shares of its capital stock. There are no outstanding or authorized equity appreciation, phantom equity, or similar rights with respect to Omeros.

Section 3.05 Ownership.

Omeros, immediately prior to the assignment of the Assigned Interests, owns, and is the sole holder of, all the Assigned Interests free and clear of all Liens other than Permitted Liens. Omeros has not transferred, sold, or otherwise disposed of, or agreed to transfer, sell, or otherwise dispose of any portion of the Proceeds Interests other than as contemplated by this Agreement. Omeros has the full right to sell, transfer, convey and assign to Vulcan all of Omeros’ rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Vulcan pursuant to this Agreement without any requirement to obtain the consent of any Person, except such consents as are obtained at or prior to the Closing. At the Closing, Vulcan shall acquire good and valid rights and interests of Omeros in and to the Assigned Interests being sold, transferred, conveyed and assigned to Vulcan pursuant to this Agreement, free and clear of any and all Liens, except for Permitted Liens, subject to the terms and conditions of this Agreement.

Section 3.06 Litigation.

There is no (i) action, suit, arbitration proceeding or other proceeding pending or, to the Knowledge of Omeros, threatened against Omeros or (ii) any governmental inquiry pending or, to the Knowledge of Omeros, threatened against Omeros, in each case with respect to clauses (i) and (ii) above, which involves the Platform or Products, which questions the validity of any of the Transaction Documents or which would reasonably be expected to have an Omeros Material Adverse Effect.

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Section 3.07 Compliance with Laws.

Omeros (a) is not in violation of, has not violated, or to the Knowledge of Omeros, is not under investigation with respect to, and (b) has not been threatened to be charged with or been given notice of any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by any Governmental Authority applicable to Omeros, the Assigned Interests or the Proceeds Interests which would reasonably be expected to have an Omeros Material Adverse Effect.

Section 3.08 Conflicts.

Neither the execution and delivery of any of the Transaction Documents nor the consummation of the transactions contemplated hereby and thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects, any (A) law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Omeros or any of its Subsidiaries or any of their respective assets or properties may be subject or bound; or (B) Material Contract; (ii) contravene, conflict with, or result in a breach or violation of the articles of incorporation or by-laws (or other organizational or constitutional documents) of Omeros or any of its Subsidiaries; or (iii) result in the creation or imposition of any Lien on the Assigned Interests, the Proceeds Interests, or any other Collateral, other than, with respect to clause (iii) above, any Permitted Lien.

Section 3.09 Commission Documents, Financial Statements.

(a) Omeros has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. Omeros has delivered or made available to Vulcan, via EDGAR or otherwise, true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Closing Date. No Subsidiary of Omeros is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Omeros has delivered or made available to Vulcan, via EDGAR or otherwise, true and complete copies of all comment letters and substantive correspondence received by Omeros from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of Omeros thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by Omeros from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Omeros under the Securities Act or the Exchange Act.

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(b) The financial statements, together with the related notes and schedules, of Omeros included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of Omeros and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 3.10 Material Contracts.

Section 3.10 of the Disclosure Schedule sets forth all of the Material Contracts. Neither Omeros nor any of its Subsidiaries is in breach of or in default under any Material Contract, which default, individually or in the aggregate, would result in a Material Adverse Effect. To the Knowledge of Omeros, no condition exists that would permit any other party thereto to terminate any Material Contract prior to its expiration. Neither Omeros nor any of its Subsidiaries has received any notice or, to the Knowledge of Omeros, any threat, of early termination of any Material Contract. To the Knowledge of Omeros, no other party to a Material Contract is in breach of or in default under such Material Contract. All Material Contracts are valid, binding and enforceable against Omeros and its Subsidiaries and, to the Knowledge of Omeros, against each other party thereto, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. True, complete and correct copies of the Material Contracts have been made available to Vulcan.

Section 3.11 Place of Business.

Omeros’ principal place of business and chief executive office is located at 1420 Fifth Avenue, Suite 2600, Seattle, Washington.

Section 3.12 Broker’s Fees.

Omeros has not taken any action that would entitle any Person to any commission or broker’s fee payable by Omeros or Vulcan in connection with the transactions contemplated by the Transaction Documents.

Section 3.13 Human Class A Orphan GPCRs.

Schedule 1 sets forth, all human GPCRs that are known to Omeros and believed by Omeros to be Human Class A Orphan GPCRs.

Section 3.14 No Material Adverse Effect.

Except as disclosed in any Commission Documents filed since December 31, 2009, or which may be deemed to have resulted from the Company’s continued losses from operations,

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since December 31, 2009, the Company has not experienced or suffered any Material Adverse Effect or Omeros Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect or an Omeros Material Adverse Effect.

Section 3.15 No Undisclosed Liabilities.

Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2009 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect or an Omeros Material Adverse Effect.

Section 3.16 No Undisclosed Events or Circumstances.

No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, do not or would not have a Material Adverse Effect or an Omeros Material Adverse Effect.

Section 3.17 Indebtedness; Solvency.

There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is generally able to pay its debts as they become due.

Section 3.18 Intellectual Property.

To Omeros’ Knowledge, assuming the acquisition of the Platform pursuant to the Option Agreement, Omeros or its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property that is necessary to the conduct of the GPCR Program as now conducted and, solely with respect to the Platform (and not with respect to any specific GPCR or Product), as presently proposed to be conducted, without any violation, infringement, or misappropriation of the rights of others. Omeros has not received any written communications alleging that Omeros or its Affiliates have violated, infringed or misappropriated, or, by conducting their businesses, would violate, infringe or misappropriate, any of the Intellectual Property or any privacy or publicity right of any Third Person.

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Section 3.19 Investment Company Act Status.

Omeros is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the payment of the Funding Amount described herein shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20 Disclosure.

All disclosure provided to Vulcan regarding the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of Omeros contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) and the Platform and the Products furnished by or on behalf of Omeros or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VULCAN

Vulcan represents and warrants to Omeros as of the date hereof, the following:

Section 4.01 Organization.

Vulcan Parent is a corporation duly formed and validly existing under the laws of the State of Washington. Vulcan Sub is a limited liability company duly formed and validly existing under the laws of the State of Washington

Section 4.02 Authorization.

Each of Vulcan Parent and Vulcan Sub has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by Vulcan Parent and Vulcan Sub and each Transaction Document constitutes the valid and binding obligation of Vulcan Parent and Vulcan Sub, as the case may be, enforceable against such party in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

Section 4.03 Broker’s Fees.

Neither Vulcan Parent nor Vulcan Sub has taken any action that would entitle any Person to any commission or broker’s fee payable by Omeros in connection with the transactions contemplated by this Agreement.

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Section 4.04 Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document nor the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Vulcan Parent, Vulcan Sub or any of their respective assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which Vulcan Parent or Vulcan Sub is a party or by which Vulcan Parent or Vulcan Sub or any of their respective assets or properties is bound or committed; or (ii) contravene, conflict with, or result in a breach or violation of, any provisions of the organizational or constitutional documents of Vulcan Parent or Vulcan Sub.

Section 4.05 Consents.

The execution and delivery by Vulcan Parent and Vulcan Sub of this Agreement and the other Transaction Documents to which each such Person is a party, and the performance by Vulcan Parent and Vulcan Sub of their respective obligations hereunder and thereunder, do not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority or Person.

Section 4.06 Accredited Investor.

Vulcan Sub is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE V

COVENANTS

During the Term, the following covenants shall apply:

Section 5.01 Platform; Development.

(a) Omeros shall within seventy-five (75) days of the Closing Date purchase the Platform free and clear of Liens other than Permitted Liens. Omeros will deliver an Exercise Notice (as defined in the Option Agreement) to Patobios for the acquisition of the Platform within forty-eight (48) hours of the execution of this Agreement by Omeros and Vulcan;

(b) Omeros shall, prior to the expiration of nineteen (19) months after the Closing Date:

(i) screen using the Platform at least seventy-five percent (75%) of all Human Class A Orphan GPCRs using its standard method of GPCR screening, utilizing, in Omeros’ reasonable judgment, a substantial portion of its applicable and appropriate compound libraries for each such GPCR, which level of effort shall, for each such GPCR screened (other than where the same is not required, due to any easier method of compound identification for a particular

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Human Class A Orphan GPCR), be at least commensurate with the activities, resources, facilities or personnel conducted or devoted by Omeros to the screening of GPCRs within the set of five Human Class A Orphan GPCRs screened prior to the Closing Date; and

(ii) commence a medicinal chemistry development program focused on, and use Commercially Reasonable Efforts in, advancing toward compound optimization for the purpose of developing a clinical candidate with respect to at least one orphan GPCR for which compounds were identified using the Platform;

provided, however, that such nineteen (19) month period shall be extended to [†] in the event that Omeros has screened (as described above) at least [†] of all such Human Class A Orphan GPCRs within nineteen (19) months following the Closing Date, and provided, further, however, that the covenants set forth in this Section 5.01(b) shall expire and be of no further force and effect automatically upon the date on which Vulcan has received aggregate Share Payments of at least [†]. Within [†] after completing performance of the obligations set forth in this Section 5.01(b) (the “Screening Obligations”), Omeros shall provide Vulcan with written notice of such completion (the “Screening Completion Notice”). Vulcan shall have [†] following its receipt of the Screening Completion Notice to identify in writing any dispute regarding the satisfaction by Omeros of the Screening Obligations (a “Dispute Notice”). If no Dispute Notice is timely delivered by Vulcan, this Section 5.01(b) shall be deemed satisfied for any and all purposes of this Agreement. To the extent any Dispute Notice is delivered by Vulcan, Omeros shall automatically, and without any further action by Omeros or Vulcan, be granted an additional ninety (90) Business Days (beyond the expiration of the twenty-one (21) month period described above) to perform the Screening Obligations.

(c) Omeros shall cause no fewer than [†] to dedicate a substantial portion of their time to the compound optimization activities described in Section 5.01(b)(ii) until Omeros has expended the Funding Amount or until such earlier time, if any, as Omeros shall reasonably decide to abandon the GPCR Program.

(d) Omeros shall use Commercially Reasonable Efforts to exploit the Platform in a manner consistent with the maximization of Omeros shareholder value.

Section 5.02 Information; Access; Audits.

(a) In addition to the information required to be prepared and delivered to Vulcan under Section 10.06 herein, after the end of each Fiscal Quarter, Omeros shall produce and deliver to Vulcan, on or before each Share Payment Date, a Quarterly Report for such Fiscal Quarter; provided that, unless Omeros or its Affiliates receive Gross Proceeds prior to June 30, 2011 (in which case a Quarterly Report shall be delivered in accordance with this Section 5.02(a) with respect to the Fiscal Quarter in which such Gross Proceeds were received), no Quarterly Report shall be deliverable under this Section 5.02(a) until the Share Payment Date relating to the Fiscal Quarter ending June 30, 2011 (which Quarterly Report shall relate to the period from the Closing Date up to and including June 30, 2011).

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(b) Vulcan and any of Vulcan’s representatives shall have the right, upon reasonable written request from Vulcan, from time to time, to meet with Omeros’ senior officers, at a mutually agreed upon time and place, to discuss the clinical development plans, business plans, budgets, expansion activities, financial results and then-existing projections, if any, as they relate to the Platform, the Products, and the Net Proceeds, and to provide to Vulcan any other information reasonably requested by Vulcan related to any licensees of any part of the Platform or any rights in any Products.

(c) Omeros agrees to keep until the termination of this Agreement separate books of account and records that provide a true and accurate record of Gross Proceeds, all related costs and expenses related to the Platform or any of the Products, and all associated exclusions thereof. Once per Fiscal Year, Vulcan shall have the right to appoint a reputable and impartial independent certified public accounting firm who is not and has not within the prior one year been otherwise engaged by Vulcan and/or its Subsidiaries, that is reasonably acceptable to Omeros (the “Auditor”), to inspect and audit such books and records and any documents of Omeros relating to the Platform, the Products, the Gross Proceeds, the Net Proceeds, the expenditures related to the Funding Amount and amounts funded by other parties and the calculation of the Share Payments for any prior periods that were not previously audited under this Section 5.02(c) during the immediately preceding five-year period. Upon written request from Vulcan with reasonable notice, but no more than once per Fiscal Year, Omeros shall make the separate books and records required by this section available for inspection by the Auditor and/or Vulcan at reasonable times and during normal business hours at such place or places where such records are customarily kept solely to verify the accuracy and methodology of the calculation of Gross Proceeds, Net Proceeds and Share Payments and Omeros’ compliance or non-compliance with its covenants under this Agreement for any such unaudited prior periods. Vulcan agrees to hold in strict confidence and to cause the Auditor to hold in strict confidence all information concerning the Gross Proceeds and the determination of Net Proceeds and Share Payments and all information learned in the course of any audit or inspection, except to the extent necessary for Vulcan to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order after Vulcan has notified Omeros of its receipt of any notice, claim or order for disclosure and given Omeros a reasonable opportunity to prevent such disclosure pursuant to such law, regulation or judicial order. The parties shall instruct the Auditor to conclude the audit within a reasonable time, which shall not exceed [†]. Vulcan shall pay the fees and expenses of the Auditor; provided, however, if the Share Payments amount as determined by the Auditor is more than [†] greater than the Share Payments amount reported in the Quarterly Reports being audited, taken as a whole (a “Reported Amount”), Omeros shall pay the fees and expenses of the Auditor. In the event the Auditor determines that the Share Payments for one or more Fiscal Quarters have been either under-reported and underpaid or over-reported and overpaid by Omeros, within [†] thereafter, Omeros shall deliver to Vulcan payment in full of the amount of such underpayment or Vulcan shall deliver to Omeros payment in full of the amount of such overpayment, as applicable.

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(d) Promptly following, and in no event more than [†], receipt by Omeros as Consideration of Liquid Securities or other Third Party securities that are publicly traded and that do not meet the criteria set forth in the definition of “Liquid Securities” herein (such other securities, “Other Securities”), Omeros shall provide written notice to Vulcan of Omeros’ possession of such Liquid Securities or Other Securities and a detailed description of the issuer of such securities, the number of securities so received by Omeros, the Fair Market Value ascribed by Omeros to such securities and any Known contractual or legal limitations on the transfer thereof. Within [†] following delivery of such notice to Vulcan, Vulcan may, by written notice to Omeros, deem certain Other Securities (but solely to the extent that there is no contractual or legal limitation on Omeros’ ability to transfer such Other Securities to Vulcan) to be Liquid Securities (“Deemed Liquid Securities), in which case the Fair Market Value of such Deemed Liquid Securities shall be the greater of (i) the Fair Market Value thereof [†] and (ii) the Fair Market Value of the securities [†]. Any Liquid Security shall be valued at its Fair Market Value, at [†].

Section 5.03 Capitalization.

Omeros shall maintain sufficient authorized common stock for issuance upon the exercise of the Warrants.

Section 5.04 Compliance with Law.

Omeros shall comply in all material respects with all laws relevant to the development and commercialization of the Platform and the Products.

Section 5.05 Confidentiality; Public Announcement.

(a) All information furnished by Omeros to Vulcan, including the Confidential Information, in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby, as well as the terms, conditions and provisions of this Agreement and any other Transaction Document, shall be kept confidential by Vulcan, and shall be used by Vulcan and its Affiliates only in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, (i) Vulcan may disclose such information to its partners, directors, employees, managers, officers and Affiliates, and to its actual or potential auditors, assignees, investors, bankers, advisors, trustees and other financing parties and participants and its respective representatives and counsel; provided, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential in a manner consistent with the terms of this Section 5.05(a) and that Vulcan shall take, and shall require such Persons to take, reasonable steps to prevent any unauthorized use or disclosure of any such information, and (ii) the foregoing restrictions shall not apply to information that (A) is already in the public domain at the time the information is disclosed (other than as a result of its improper disclosure by Vulcan, its Affiliates or representatives), (B) thereafter becomes lawfully obtainable from other sources who are not under an obligation of confidentiality and are not

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otherwise prohibited from disclosing such information by a contractual, legal or fiduciary obligation, or (C) is required to be disclosed in any document filed with any Governmental Authority.

(b) Except as required by law or the rules and regulations of any Governmental Authority, or except with the prior written consent of Omeros (which consent shall not be unreasonably withheld or delayed), Vulcan shall not issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document, the Products or the Platform. There shall be no restrictions on the ability of Omeros to issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document or otherwise; provided, however, that Omeros shall obtain the prior written consent of Vulcan to the press release announcing the transactions contemplated by this Agreement intended for dissemination promptly following the Closing, which consent shall not be unreasonably withheld; provided, further, that except as required by law or the rules and regulations of any Governmental Authority, Omeros will not issue any press release or make any public disclosure (other than that referenced in the immediately prior proviso) with respect to Vulcan without the consent of Vulcan.

Section 5.06 Further Assurance.

Vulcan and Omeros shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document and to consummate all of the transactions contemplated by this Agreement and any other Transaction Document; provided, that Omeros shall not be required to take any actions to perfect the security interest granted in favor of Vulcan pursuant to this Agreement, other than those set forth in Article VII.

Section 5.07 Intellectual Property.

Omeros shall use commercially reasonable efforts to take, or to cause its licensees or agents to take, all actions that Omeros considers, in its reasonable business judgment, necessary or desirable to prosecute and maintain the Patents owned or controlled by Omeros that cover or claim the Platform or its uses, or the Products or their manufacture or uses.

Section 5.08 Negative Pledge.

Omeros shall not, without the prior written consent of Vulcan, create, incur, assume or suffer to exist any Lien over the Intellectual Property comprising the Platform, except for Permitted Liens; provided that no such consent shall be required in the event that Omeros grants to Oxford or, only after all indebtedness owing Oxford has been satisfied in full and Oxford has no more commitment to lend to Omeros, any other secured lender (or agent therefor) in connection with indebtedness for borrowed money, any Lien over the Intellectual Property.

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Section 5.09 Insurance.

Omeros shall maintain insurance policies that are customary for a business of similar size and development stage.

Section 5.10 Notice.

Omeros shall provide Vulcan with prompt written notice after becoming aware of any of the following:

(a) the occurrence of a Material Adverse Effect;

(b) in the event that, and so long as, Omeros is not subject to the reporting obligations of the Securities Exchange Act of 1934, as amended, the occurrence of an Omeros Material Adverse Effect;

(c) the occurrence of an Event of Default;

(d) the occurrence of a Change of Control or the sale of all or substantially all of the assets of Omeros; or

(e) the commencement of any litigation against Omeros relating to the Platform, the Products or Net Proceeds.

Section 5.11 Third Party Agreements.

In any agreement that Omeros shall enter into with a Third Party pursuant to which Gross Proceeds are to be paid to Omeros, Omeros shall include a provision permitting the applicable Share Payments attributable to such agreement to be paid directly to Vulcan at Vulcan’s election, during the continuance of an Event of Default; provided, however, that Omeros may request on a case-by-case basis that Vulcan waive this requirement, which waiver Vulcan shall not unreasonably withhold or delay; provided, further, that after such time as the security interest described in Section 7.01 is automatically released, Omeros shall only be required to use commercially reasonable efforts to negotiate such a provision in such agreements.

Section 5.12 Platform and Product Transfer.

Until the date that Vulcan has received, in the aggregate, Share Payments equal to at least three times the Funding Amount (the “Minimum Return”), Omeros shall not make, suffer to be made, or assist to be made any Platform and Product Transfer, unless Omeros provides Vulcan with written notice of the material terms and conditions of any such Platform and Product Transfer delivered not less than [†] prior to the anticipated closing of such transaction (a “Transfer Notice”), in which case Vulcan will be entitled to elect to treat the Platform and Product Transfer as an Assignment and Assumption Transfer, by providing written notice to

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Omeros of such election within [†] after its receipt of the Transfer Notice. If Vulcan elects to treat a Platform and Product Transfer as an Assignment and Assumption Transfer, then upon the closing of such Platform and Product Transfer, if such closing occurs, Omeros shall be required to assign this Agreement and its obligations and rights hereunder to the transferee, and the transferee shall be required to accept such rights and assume such obligations, in connection therewith. Any failure by Vulcan to respond within such [†] period shall be deemed an election by Vulcan that the Platform and Product Transfer not be an Assignment and Assumption Transfer. For purposes of this Section 5.12, the Minimum Return shall be calculated taking into account the Net Proceeds that would be payable to Omeros under the proposed Platform and Product Transfer, assuming for such purpose that the Product and Platform Transfer is not an Assignment and Assumption Transfer.

ARTICLE VI

THE CLOSING; CONDITIONS TO CLOSING

Section 6.01 Closing.

Subject to the closing conditions set forth in Section 6.02 and Section 6.03, the closing of the purchase and sale of the Assigned Interests (the “Closing”) shall take place at the offices of Omeros at 1420 Fifth Avenue, Suite 2600, Seattle, Washington on the Closing Date.

Section 6.02 Conditions Applicable to Vulcan.

The obligation of Vulcan Parent and Vulcan Sub to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Vulcan in its sole discretion:

(a) Accuracy of Representations and Warranties. The representations and warranties of Omeros set forth in the Transaction Documents shall be true, correct and complete in all material respects as of the Closing Date.

(b) Litigation. No action, suit, litigation, proceeding or investigation shall have been instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit Vulcan Sub’s acquisition or future receipt of the Assigned Interests.

(c) Officer’s Certificate. Vulcan Parent shall have received a certificate of an executive officer of Omeros pursuant to which such officer certifies that the conditions set forth in Sections 6.02(a), (b) and (e) have been satisfied in all respects.

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(d) Corporate Documents of Omeros. Vulcan Parent shall have received on the Closing Date, certificates, dated as of the Closing Date, of an executive officer of Omeros (the statements made in which shall be true and correct on and as of the Closing Date); (i) attaching copies, certified by such officer as true and complete, of Omeros’ articles of incorporation or other organizational documents (together with any and all amendments thereto) certified by the appropriate Governmental Authority as being true, correct and complete copies; and (ii) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Omeros authorizing and approving the execution, delivery and performance by Omeros of the Transaction Documents and the transactions contemplated herein and therein.

(e) Covenants. Omeros shall have complied in all material respects with its covenants in Article V required to be performed prior to the Closing Date.

Section 6.03 Conditions Applicable to Omeros.

The obligation of Omeros to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Omeros in its sole discretion:

(a) Accuracy of Representations and Warranties. The representations and warranties of Vulcan Parent and Vulcan Sub set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date.

(b) Litigation. No action, suit, litigation, proceeding or investigation shall have been instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit Vulcan Sub’s acquisition or future receipt of the Assigned Interests.

(c) Subordination Agreement. Vulcan Parent and Vulcan Sub shall have entered into all subordination agreements reasonably requested by any sources of secured financing to Omeros.

(d) Closing Certificate. Omeros shall have received at the Closing a certificate of an authorized representative of Vulcan Parent and Vulcan Sub certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied in all material respects as of the Closing Date.

(e) Full Payment. The amounts to be paid by Vulcan Sub directly to Omeros and/or its designees pursuant to Section 2.04(a) shall have been tendered by wire transfer of immediately available funds to the accounts designated by Omeros.

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ARTICLE VII

COLLATERAL

Section 7.01 Grant of Security Interest.

(a) To secure the prompt payment and performance of the Obligations in an amount equal to the Secured Amount, Omeros hereto hereby grants to Vulcan a continuing security interest in and Lien upon all personal property described on Schedule 7.01, as such terms are defined in Article 9 of the UCC unless defined in Section 1.01 or Schedule 1.01, whether now owned or hereafter arising, wherever located, and in all proceeds (including Illiquid Proceeds) and products thereof (together, the “Collateral”); provided, however, that such security interest shall be automatically released (and Vulcan shall promptly file the appropriate UCC termination statement(s) recording such release) upon the first to occur of (1) the time the Obligations are paid and performed in full and (2) the time Omeros has paid to Vulcan the entire Secured Amount.

(b) All security interests granted to Vulcan pursuant to this Agreement shall be junior and subordinate (as a “silent” junior lien) to any security interests that may now or in the future be granted to any sources of secured financing to Omeros (including security interests granted to providers of equipment financing, term loans, revolving lines of credit and equity lines of credit) but shall be senior to all unsecured creditors (including for unsecured trade payables), to the extent of its perfected security interest in the Collateral, after giving effect to the claims of senior creditors to such Collateral. Vulcan shall enter into any subordination agreements that may be reasonably requested from time to time by Third Parties to effect such subordination.

Section 7.02 No Assumption of Liability.

The Lien on Collateral granted hereunder is given as security only and shall not subject Vulcan to, or in any way modify, any obligation or liability of Omeros relating to any Collateral.

Section 7.03 Further Assurances.

Omeros authorizes Vulcan to file any UCC financing statements with all appropriate jurisdictions or agencies, and agrees to take other actions reasonably requested by Vulcan, to perfect or protect Vulcan’s interest or rights hereunder. Such financing statements shall indicate that the scope of Vulcan’s interest is limited to the Collateral as defined in this Agreement.

Section 7.04 Exclusions from the Collateral.

Notwithstanding Section 7.01 or anything else herein to the contrary, in no event shall the Lien granted hereunder attach to (a) any Intellectual Property, (b) share capital in excess of 65% of the voting power of all classes of capital stock or other equity interests entitled to vote of any Subsidiary of Omeros organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia, or (c) any rights or interests in any lease, license, contract, agreement, or asset if under the terms of any lease, license, contract, or agreement, or applicable law, the valid grant of a Lien therein or in such assets to Vulcan is prohibited or would result in a default thereunder (other than to the extent that any such term would be

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rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the uniform commercial code of any relevant jurisdiction or any other applicable law).

Section 7.05 Release of Liens.

(a) Upon the Transfer of any Collateral by Omeros or its Subsidiaries to any Third Party, such Collateral shall automatically be released from the Liens created by this Agreement without delivery of any instrument or performance of any act by any Person; provided, however, that neither a Change of Control nor a Transfer in an Assignment and Assumption Transfer shall constitute a Transfer for purposes of this Subsection 7.05(a).

(b) Upon the expiration of the Term, all Collateral shall automatically be released from the Liens created by this Agreement without delivery of any instrument or performance of any act by any Person. With respect to any such release, Vulcan shall, upon the request of Omeros, execute and deliver to Omeros such documents as Omeros shall reasonably request to evidence such release.

(c) With respect to any release of Collateral under this Agreement, Vulcan shall, upon the request of Omeros, execute and deliver to Omeros such documents as Omeros shall reasonably request to evidence such release.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default.

Each of the following events or occurrences described in this Section 8.01 shall constitute an “Event of Default”:

(a) Failure by Omeros to make a Share Payment as required by Section 2.02(b); provided, that before such failure is deemed to be an Event of Default, Vulcan must first send written notice to Omeros of such failure to pay, and Omeros shall have [†] following receipt of such written notice to make the required Share Payment.

(b) Failure of any representation or warranty made by Omeros in Article III to be true and correct as of the Closing Date (without giving effect to any limitation as to “materiality,” “Material Adverse Affect” or “Omeros Material Adverse Affect” set forth therein), where such failure to be true and correct results in a Material Adverse Effect; provided, that if such breach is curable, such breach shall not be deemed to be an Event of Default unless Omeros fails to cure such breach within [†] following receipt of written notice from Vulcan notifying Omeros of such breach.

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(c) Breach by Omeros of any of its covenants in Section 5.01(a), Section 5.01(b) or Section 5.12, whether or not such breach results in a Material Adverse Effect;

(d) Breach by Omeros of any of its covenants in Article V (other than Section 5.01(a), Section 5.01(b) or Section 5.12), where such breach results in a Material Adverse Effect; provided, that if such breach is curable, such breach shall not be deemed to be an Event of Default unless Omeros fails to cure such breach within [†] Business Days following receipt of written notice from Vulcan notifying Omeros of such breach.

(e) The occurrence of a Bankruptcy Event.

(f) Omeros is in material default under any agreement related to secured indebtedness in an aggregate outstanding amount in excess of the greater of (i) [†] and (ii) [†] of Omeros’ then-current market capitalization (or, if it is not then a public corporation, the fair market value of all of its issued and outstanding equity), such default is not cured within the applicable time period provided in such agreement, and the obligations of Omeros under such agreement are accelerated as a result thereof.

(g) The board of directors and/or the shareholders of Omeros approve any resolution authorizing the liquidation, winding up or dissolution of Omeros.

Section 8.02 Remedies Upon Event of Default.

If (a) an Event of Default occurs under [†] for any reason, whether voluntary or involuntary, and be continuing, the entire balance of the Secured Amount shall become immediately due and payable without any further action by Vulcan and (b) if an Event of Default occurs (including under [†] for any reason, whether voluntary or involuntary, and be continuing, Vulcan may exercise any of its rights under the UCC with respect to its security interest in the Collateral pursuant to Section 7.01.

ARTICLE IX

TERMINATION

Section 9.01 Termination Date.

Except as otherwise provided in this Section 9.01 and in Section 9.02, the term of this Agreement (the “Term”) shall commence on the Closing Date and shall terminate upon expiration of the Proceeds Interest Period. If any payments are required to be made by one of the parties hereunder after such date, this Agreement shall remain in full force and effect until any and all such payments have been made in full and (except as provided in Section 9.02) solely for that purpose.

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Section 9.02 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall terminate and shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, shareholders, partners, managers or members other than the provisions of this Section 9.02 and Section 5.02, Section 5.05, Section 10.01, Section 10.02, Section 10.03, Section 10.04 and Section 10.14 hereof, which shall survive any termination. Nothing contained in this Section 9.02 shall relieve any party from liability for any breach of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Specific Performance.

Each of the parties hereto acknowledges that the other parties will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the parties agrees that the other parties shall have the right, in addition to any other rights it may have (whether at law or equity), to specify performance of this Agreement.

Section 10.02 Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, or by a recognized overnight courier, in each case addressed:

If to Vulcan Parent or Vulcan Sub to:

Vulcan Inc.

505 Fifth Avenue, Suite 900

Seattle, WA 98104

Attention: General Counsel

Facsimile No.: (206) 342-3000

with a copy to:

Fenwick & West LLP

1191 Second Avenue, 10th Floor

Seattle, WA 98101

Attention: William H. Bromfield

Facsimile No.: (206) 389-4511

If to Omeros to:

Omeros Corporation

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1420 Fifth Avenue, Suite 2600

Seattle, WA 98101

Attention: Chief Executive Officer and General Counsel

Facsimile No.: (206) 676-5005

with a copy to:

Covington & Burling LLP

One Front Street

San Francisco, CA 94111

Attention: James C. Snipes

Facsimile No.: (415) 591-6091

or to such other address or addresses as Vulcan or Omeros may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, or (b) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

Section 10.03 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Omeros shall not be entitled to assign any of its obligations and rights under this Agreement without the prior written consent of Vulcan; provided, that Omeros may, without restriction or the requirement of any consent by Vulcan, assign any of its rights and obligations under this Agreement to an Affiliate; provided, further, that, subject to Section 5.12, Omeros shall be required to assign this Agreement and its obligations and rights hereunder to the transferee, and the transferee shall be required to accept such rights and assume such obligations, without any consent of Vulcan, in connection with any assignment to an Affiliate, any assignment in connection with a Change of Control, or any Assignment and Assumption Transfer; provided, further, that from and after the date of any assignment to an Affiliate, Change of Control, or Assignment and Assumption Transfer, the calculation of Gross Proceeds and Net Proceeds hereunder shall provide (through definitions and other provisions similar to those in this Agreement, mutatis mutandis, applicable to the assignee and its Affiliates, along with assumed calculations of Gross Proceeds and Net Proceeds to date) that the assignee will owe directly to Vulcan all actions, performance, covenants, and amounts that would have been owed by Omeros to Vulcan, were the assignment not to have occurred and Omeros (rather than such assignee) were to have performed any act or suffered any omission or condition to occur by such assignee following such assignment. Vulcan may assign any of its rights or obligations under this Agreement without restriction or the requirement of any consent from Omeros; provided that Vulcan may not, without the prior written consent of Omeros (determined in Omeros’ sole discretion), assign any of its rights or obligations under this

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Agreement to any Person engaged in the [†] (each, a “Competitor”); and provided, further, that without the prior written consent of Omeros (which consent shall not be unreasonably withheld), Vulcan may not assign any of its rights or obligations under this Agreement to any Person that holds directly or indirectly more than [†] of the outstanding capital stock of any Competitor. For clarity, the provision of [†] will not by itself mean that a Person is engaged in [†].

Section 10.04 Indemnification.

(a) Omeros hereby indemnifies and holds Vulcan Parent, Vulcan Sub, their respective Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each a “Vulcan Indemnified Party”) harmless from and against any and all Losses incurred or suffered by any Vulcan Indemnified Party arising out of (i) any breach of any representation or warranty made by Omeros in any of the Transaction Documents; (ii) any breach of or default under any covenant or agreement by Omeros pursuant to any Transaction Document; (iii) any failure by Omeros to satisfy any of the Excluded Liabilities and Obligations; or (iv) Omeros’ conduct of the GPCR Program, use or application of the Platform, research, development, manufacture, testing, or commercialization of any Product or of any service involving the Platform or any Product, except, in each case, and to the extent that such Losses are indemnifiable by Vulcan in accordance with Section 10.04(b).

(b) Vulcan hereby indemnifies and holds Omeros, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each, an “Omeros Indemnified Party”) harmless from and against any and all Losses incurred or suffered by an Omeros Indemnified Party arising out of any breach of any representation or warranty or made by Vulcan in any of the Transaction Documents or any breach of or default under any covenant or agreement by Vulcan pursuant to any Transaction Document, except and to the extent that such Losses are indemnifiable by Omeros in accordance with Section 10.04(a).

(c) If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 10.04 unless, and only to the extent that, such omission results in the forfeiture of, or has an adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the

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indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10.04 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and assumption of defense by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) In no event shall any indemnifying party be responsible or liable for any Losses under this Section 10.04 that are consequential, in the nature of lost profits, special or punitive or otherwise not actual damages (except to the extent same are owing pursuant to a third party claim). The amount of Losses recoverable by an indemnified party under this Section 10.04 with respect to an indemnity claim shall be reduced by the amount of any payment received by such indemnified party (or any Affiliate thereof), with respect to the Losses to which such indemnity claim relates, from an insurance carrier.

Section 10.05 Nature of Relationship.

The relationship between Omeros and Vulcan is solely as set forth in this Agreement, and neither Vulcan nor Omeros has any fiduciary or other special relationship with the other or any of their respective Affiliates, except as provided herein. Omeros and Vulcan intend that solely for purposes of this Agreement, the rights and obligations of each party, as they are defined in this Agreement, create an unincorporated joint venture taxable as a partnership under Subchapter K of the Internal Revenue Code of 1986, as amended (“the Code”).

Section 10.06 Tax.

(a) Intended Tax Treatment. Both Omeros and Vulcan shall treat the relationship created between them under this Agreement (“the Venture”) as a partnership for United States federal, state and local income tax purposes. The parties further agree not to report or take any tax position (on a tax return or otherwise) for United States federal, state and local income tax purposes that is inconsistent with the treatment of the Venture as a partnership. To the extent that Omeros obtains additional funding for the Platform from Discovery Fund or any other third party on terms substantially similar to the terms provided for in this Agreement (other than

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necessary differences in the Funding Amount, the number of Warrants or the Applicable Percentage), Omeros agrees that it will require Discovery Fund or any other third party to consent to the same partnership treatment for United States federal, state and local income tax purposes for each such party’s interests in the Platform or the Products.

(b) Capital Accounts. For purposes of complying with the rules and regulations promulgated under Subchapter K of the Code, capital accounts will be maintained for each of the parties in the Venture. Vulcan shall have an initial capital account in the Venture equal to [†]. Omeros shall have an initial capital account that the parties hereby agree shall equal [†]. Any additional Funding Amounts provided by Vulcan or Omeros shall increase their respective capital accounts and the amount of the Venture’s expenses specially allocated to Vulcan pursuant to the first sentence of Section 10.06(c)(i) shall reduce Vulcan’s capital account.

(c) Allocations of Profits and Losses.

(i) All expenses of the Venture (other than cost recovery deductions related to assets contributed by Omeros) shall be [†], the Net Proceeds shall be allocated between Omeros, Vulcan and any other party participating in the Venture in accordance with each such party’s Applicable Percentage(s) of Net Proceeds for the year in which the allocation is made. If the Net Proceeds for any year are negative, the net negative amount shall be allocated in accordance with each such party’s Applicable Percentage(s) of Net Proceeds for the year in which the allocation is made. For avoidance of doubt, the items allocated under this section shall include only those items of income that constitute Gross Proceeds and only those items of expense that would be taken into account in the calculation of Net Proceeds.

(ii) Except as provided in subsection (iii) below, all items of income, gain, loss, deduction and any other tax items for each taxable year (“Tax Items”) shall be allocated for tax purposes in accordance with the allocations of expense and Net Proceeds set forth in subsection (i) above.

(iii) Gain or loss upon the sale or other disposition of any asset of the Venture contributed to the Venture or any depreciation, amortization, or other cost recovery deduction allowable with respect to the basis of any such asset shall be allocated for tax purposes so as to take into account the difference between the adjusted tax basis and the fair market value of such asset on the date of contribution using the “traditional method” set forth in Treasury Regulation Section 1.704-3(b) promulgated under Section 704(c) of the Code. In addition, any “reverse Section 704(c)” allocations shall also be made using the “traditional method” set forth in Treasury Regulation Section 1.704-3(b).

(d) Tax Matters Partner. Omeros is specially authorized to act as the “Tax Matters Partner” under the Code and in any similar capacity under state or local law, and to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Venture, Vulcan and any other party to the Venture before taxing authorities and in courts of competent jurisdiction in tax matters affecting the Venture or Vulcan

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in its capacity as a partner of the Venture, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters. Notwithstanding Omeros’ right to act as the agent of the Venture in tax disputes, Omeros agrees to allow Vulcan to participate in any such dispute with its own separate counsel (at Vulcan’s expense), provided that such right of participation shall not interfere with Omeros’ right to defend, settle, agree to or otherwise resolve any such dispute on terms that it, in its reasonable discretion, deems advisable.

(e) Tax Returns. Omeros shall be responsible for the preparation and filing of all tax returns on behalf of the Venture. At least [†] prior to the due date, as extended, of the Venture’s partnership tax returns, or any tax election or tax agreement, Omeros shall provide a copy of a draft of any such tax return to Vulcan for its review and approval (which shall not be unreasonably withheld). Omeros shall also consult with Vulcan concerning any tax proceedings relating to the Venture, and obtain Vulcan’s prior consent (which shall not be unreasonably withheld) before taking any action in its capacity as Tax Matters Partner which could materially affect Vulcan’s items of income, deduction, loss, credit or other items derived from or related to the Venture.

(f) Tax Information. A good faith estimate of all tax information reasonably required by Vulcan (including Vulcan’s share of any Code section 41 tax credit for research and experimental expenses) shall be delivered to Vulcan within [†] after the end of each fiscal year of the Venture, and a final K-1 with all relevant information included shall be delivered to Vulcan not later than [†] months after the end of each fiscal year.

Section 10.07 Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference) and the other Transaction Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 10.08 Amendments; No Waivers.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

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preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.09 Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

Section 10.10 Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 10.11 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

Section 10.12 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions. In such event, the parties shall substitute such invalid provisions with valid ones, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement also with those substituted provisions.

Section 10.13 Expenses.

Each party hereto will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement.

Section 10.14 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of Washington, without giving effect to the principles of conflicts of law thereof.

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(b) Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in any state or federal court of competent jurisdiction in the State of Washington. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the non-exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

(c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) above of this Section 10.14 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law.

Section 10.15 Force Majeure.

Neither party shall lose any rights hereunder or be liable to the other party for Losses on account of failure of performance by the defaulting party if the failure is occasioned by war, act of God, terrorism or embargo, and the non-performing party has exerted commercially reasonable efforts to overcome such force majeure.

Section 10.16 Waiver of Jury Trial.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

OMEROS CORPORATION

By: /s/ Gregory A. Demopulos
Name: Gregory A. Demopulos, M.D.
Title: Chairman & CEO

VULCAN INC.

By: /s/ William McGrath
Name: William McGrath
Title: Executive Vice President

COUGAR INVESTMENT HOLDINGS LLC

By: /s/ William McGrath
Name: William McGrath
Title: Executive Vice President

[Signature Page to Platform Development Funding Agreement]

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Exhibit A

Form of Warrant

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THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. [CS]-[number]	Number of Shares: 133,333
Date of Issuance: October 21, 2010	(subject to adjustment)

OMEROS CORPORATION

Common Stock Purchase Warrant

Omeros Corporation (the “Company”), for value received, hereby certifies that Cougar Investment Holdings LLC, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below), up to 133,333 shares of Common Stock of the Company (“Common Stock”), at a purchase price of $[20.00/30.00/40.00] per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, certified check or wire transfer.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any shares for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the

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Company together with notice of such election in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X =	Y (A - B)
A

Where	X = The number of shares of Warrant Stock to be issued to the Registered Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

A = The arithmetic average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the date of the Exercise Notice (the “Fair Market Value”).

B = The Purchase Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 1(c):

“Bloomberg” means Bloomberg Financial Markets.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value thereof as determined by the Board of Directors of the Company in the exercise of its good faith judgment. All such foregoing determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Principal Market” means The NASDAQ Stock Market, LLC.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing

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time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

(d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) the number of shares of Warrant Stock to which such Registered Holder shall be entitled, which shall be delivered, at the Company’s option, either electronically by crediting the Registered Holder’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, or by physical certificate or certificates, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased and, as applicable, surrendered, by the Registered Holder upon such exercise as provided in Section 1(a) or 1(c) above.

2. Adjustments.

(a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such

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consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise of the Warrant in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 3(a), this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. Representations and Warranties of the Registered Holders. Each Registered Holder hereby represents and warrants to the Company that:

(a) Purchase Entirely for Own Account. This Warrant is issued to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by the Registered Holder’s acceptance of this Agreement, the Registered Holder hereby confirms, that any Warrant Stock to be acquired by the Registered Holder upon exercise of this Warrant will be acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or

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otherwise distributing the same. By accepting this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Warrant Stock. The Registered Holder has not been formed for the specific purpose of acquiring the Warrant Stock.

(b) Disclosure of Information. The Registered Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Warrant with the Company’s management and has had an opportunity to review the Company’s facilities.

(c) Restricted Securities. The Registered Holder understands that the Warrant Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that the shares of Warrant Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Warrant Stock indefinitely unless such shares are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder acknowledges that, except as set forth herein, the Company has no obligation to the Registered Holder to register or qualify the Warrant Stock for resale. The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Warrant Stock, and on requirements relating to the Company which are outside of the Registered Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) Legends. The Registered Holder understands that the Warrant Stock and any securities issued in respect of or exchange for the Warrant Stock, may bear one or all of the following legends:

(i) “THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares.

(e) Accredited Investor. The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 15 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on October 21, 2015 (the “Expiration Date”).

7. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) of any redemption of the Common Stock,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

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9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

12. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

13. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of exercise.

14. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

OMEROS CORPORATION

By

Address:	1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101

Fax Number:	(206) 264-7856

CONFIDENTIAL TREATMENT

EXHIBIT A

PURCHASE FORM

To:	Omeros Corporation		Dated:

	☐ Cash Exercise	☐ Net Issue Exercise

(1) [Cash Exercise: The undersigned, pursuant to the provisions set forth in the attached Warrant No. CS-[number], hereby irrevocably elects to purchase          shares of the Common Stock covered by such Warrant and herewith makes payment of $            , representing the full purchase price for such shares at the price per share provided for in such Warrant.] [Net Issue Exercise: The undersigned pursuant to the provisions set forth in the attached Warrant No. CS-[number], hereby irrevocably elects to Net Issue Exercise with respect to          shares of the Common Stock covered by such Warrant.]

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 4 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Capitalized terms contained herein and in such representations and warranties shall have the meanings assigned to them in the Warrant.

Signature:

Name (print):

Title (if applicable):

Company (if applicable):

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EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness:

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Schedule 1

List of Human Class A Orphan GPCRs

[†]

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

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Schedule 1.01

Selected Definitions

“Account” is any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Books” are all Omeros’ books and records including ledgers, federal and state tax returns, records regarding Omeros’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Equipment” is all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“General Intangibles” is all “general intangibles” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Inventory” is all “inventory” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Omeros’ custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Permitted Intellectual Property Licenses” are: (i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (ii) licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property but that may be exclusive or non-exclusive with respect to territory, field(s) of use, rights to research, develop, commercialize, manufacture, market and/or distribute, and (iii) exclusive or non-exclusive licenses, assignments or other conveyance of rights to Intellectual Property directly related to specific G protein-coupled receptor(s) and/or compounds interacting with such G protein-coupled receptor(s).

“Permitted Liens” are:

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(a) Liens securing (i) any Indebtedness that does not exceed [†] in principal amount existing on the Closing Date, and (ii) any Indebtedness in excess of [†] in principal amount existing on the Closing Date and shown on the Disclosure Schedule;

(b) or Liens arising under the Loan Agreement or other Loan Documents (as defined in the Loan Agreement);

(c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Omeros maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(d) Liens (including with respect to capital leases) (i) on property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) acquired or held by Omeros or its Subsidiaries incurred for financing such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) other than Accounts, Inventory, and financed Equipment, or (ii) existing on property (and accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) when acquired other than Accounts, Inventory, and financed Equipment, if the Lien is confined to such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof);

(e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness it secures may not increase;

(f) leases or subleases of real property granted in the ordinary course of Omeros’ business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Omeros’ business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest therein;

(g) Permitted Intellectual Property Licenses;

(h) leases or subleases granted in the ordinary course of Omeros’ business, including in connection with Omeros’ leased premises or leased property;

(i) Liens in favor of financial institutions arising in connection with Omeros’ deposit or securities accounts held at such institutions;

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

CONFIDENTIAL TREATMENT

(j) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(k) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(k) Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods;

(l) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(m) Liens on insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums; and

(n) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money.

CONFIDENTIAL TREATMENT

Schedule 3

Disclosure Schedule

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†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

CONFIDENTIAL TREATMENT

Schedule 7.01

Collateral

The Collateral consists of all of Omeros’ right, title and interest in and to the following personal property (capitalized terms used herein but not defined herein shall have the meanings set forth on Schedule 1.01), to the extent it comprises all or any portion of the Platform or Products:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and All Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.